UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report

February 15, 2005

(Date of earliest event reported)

IVAX Corporation

(Exact name of registrant as specified in its charter)

Florida	1-09623	16-1003559

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33127

(Address of principal executive offices)	(Zip Code)

(305) 575-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2005, IVAX Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with PSI Holdings, Inc. (“PSI”), Phoenix Scientific, Inc. (“Phoenix”), Green Equity Investors III, L.P. (“GEI III”), Green Equity Investors Side III, L.P. (“GEI Side III”), the other stockholders and warrantholders of PSI signatories thereto (collectively with GEI III and GEI Side III, the “Sellers”) and Leonard Green & Partners, L.P., pursuant to which the Company agreed, subject to the terms and conditions of the Purchase Agreement, to purchase all of the capital stock of PSI owned by the Sellers. PSI is the holding company for Phoenix, a manufacturer of generic veterinary pharmaceutical formulations headquartered in St. Joseph, Missouri. The capital stock of PSI includes shares of 14% Series A Redeemable Cumulative Preferred Stock, shares of 12% Series B Cumulative Preferred Stock, shares of common stock (the “PSI Common Stock”) and warrants to purchase shares of PSI Common Stock (the “Warrants,” and collectively with the Series A Preferred Stock, the Series B Preferred Stock and the PSI Common Stock, the “PSI Securities”).

The Purchase Agreement provides that at the closing the Company will pay a combination of cash and shares of IVAX’ common stock, par value $0.10 per share (the “Common Stock”) as consideration for 100% of the issued and outstanding PSI Securities. The total cash consideration will be $196,850,000 (the “Cash Consideration”) and the total Common Stock consideration will be $75,000,000 (the “Stock Consideration”). To the extent that less than all of the holders of PSI Securities agree to the terms of the transaction the consideration payable to the Sellers will be proportionately reduced. The number of shares of Common Stock issuable as the Stock Consideration will be based on the average closing price of the Common Stock for the 10 trading days ending on the date that is two days prior to the closing date of the transaction. Certain of the sellers, who are principal stockholders of PSI, have agreed to enter into a standstill agreement pursuant to which there will be limitations on the number of shares of Common Stock which may be sold by such sellers.

The agreement contains representations, warranties and covenants customary for a transaction of this type. The sale is subject to the expiration of applicable Hart Scott Rodino waiting periods and other customary closing conditions. The parties expect to close the transaction in the second quarter of 2005.

Item 9.01 Financial Statements and Exhibits

10.1	Stock Purchase Agreement dated February 15, 2005 (Pursuant to Section 601(b)(2) of Regulation S-K, the exhibits and schedules to this agreement are omitted but will be provided supplementally to the Commission upon request.)

99.1	Press Release dated February 15, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX CORPORATION
By:	/s/ Steven D. Rubin
	Name:	Steven D. Rubin
	Title:	Senior Vice President and General Counsel

Dated: February 17, 2005

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